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                                                                     EXHIBIT 4.6


                             STOCK OPTION AGREEMENT

      Grant of up to <<OPTIONSAMT>> Options to <<EmpName>> (the "Optionee")

                                    under the

          STRATASYS, INC. 2000 Incentive Stock Option Plan (the "Plan")

      This option is subject to requisite stockholder approval of the Plan.

               This Option is a grant of an Incentive Stock Option
                          as defined under Section 422
                     of the I.R.S. Code of 1986, as amended

                             The Purpose of the Plan

         Stratasys, Inc. (the "Grantor") is a very young company. It will need the help of all its employees to prosper and grow in a market where many of its competitors are bigger and older - but not necessarily smarter.

         The success of Stratasys, Inc. will depend on many factors. One of the most important is, the quality of its employees, the quality and dedication of their work; the quality of their perseverance. This option is intended to help build a strong company of employees. The proof of that strength, over time, will be reflected in the financial performance and strength of Stratasys, Inc. Employees who are chosen for and respond to the incentives in this option will positively share in those financial rewards.

         This option, provided certain holding requirements are satisfied, is anticipated to provide Optionee with special tax treatment. That is, any gain on the sale of the shares of stock underlying the option will be taxed as Capital Gains at the time of sale. No tax will be recognized on the grant of the option or, subject to the alternative minimum tax rules, on the exercise thereof.

         Our Federal Government recognizes the value to our society of these entrepreneurial ventures by allowing and encouraging corporations, like Stratasys, Inc. to sell stock to its employees. Our Federal System then, in turn, provides and protects through regulations several mechanisms and markets for the employee-shareholder to experience and share in a very real way the financial growth of the Grantor, which they have earned.

                                                     GRANTOR'S
OPTIONEE'S                                           OFFICER'S
INITIALS:                                            INITIALS:
         -------------                                        --------------

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                              This is such a plan.

         This option is not intended to be a substitute for ordinary income, bonus for specific performance, or as a year end bonus.

         NOW, THEREFORE, in consideration of the promises of the Optionee to remain in the continuous service of the Grantor or any of its subsidiaries, and for other good and valuable consideration, the Grantor hereby grants the Optionee options to purchase Common Stock of the Grantor on the terms and conditions set forth in this Agreement made as of _______, 2000, by and between Grantor, a Delaware corporation having its principal place of business at 14950 Martin Drive, Eden Prairie, Minnesota 55344 and the Optionee, residing at
<<STREETADDRESS>>, <<CITYSTATEZIP>>.

         1.       Option.

         Pursuant to the Plan, the Grantor hereby grants to the Optionee, subject to subpart (b) of Paragraph 3 hereof, an Incentive Stock Option, as such term is defined in Section 422(b) of the Internal Revenue Code of 1986, as amended (the "Code"), to purchase, at any time prior to 5:00 p.m. Eden Prairie, Minnesota time on (Date), up to <<OPTIONSAMT>> fully paid and non-assessable shares of the Common Stock of the Grantor, par value $.01 per share, subject to the terms and conditions of this Agreement, including the conditions for vesting set forth in Section 3(c).

         2.       Purchase Price.

         The purchase price shall be $XXX per share. The Grantor shall pay all original issue or transfer taxes on the exercise of this option and all other fees and expenses necessarily incurred by the Grantor in connection therewith.

         3.       Exercise of Option.

         (a) The Optionee shall notify the Grantor by registered or certified mail, return receipt requested, addressed to its principal office as to the number of shares which he desires to purchase under the options herein granted, which notice shall be accompanied by payment (by cash or certified check) of the option price therefore as specified in Paragraph 2 above. As soon as practicable thereafter, the Grantor shall at its principal office tender to Optionee certificates issued in the Optionee's name evidencing the shares purchased by the Optionee.

                                                     GRANTOR'S
OPTIONEE'S                                           OFFICER'S
INITIALS:                                            INITIALS:
         -------------                                        --------------


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         (b)      If the aggregate fair market value of all the stock with
respect to which Incentive Stock Options are exercisable for the first time by the Optionee during any calendar year and all Incentive Stock Option plans of the Grantor, any predecessor of the Grantor, its parent or subsidiaries, exceeds $100,000.00, the Grant of the Incentive Stock Option hereunder shall not, to the extent of such excess, be deemed a grant of an Incentive Stock Option but will instead be deemed the grant of a Non-Qualified Stock Option under the Plan. For purposes hereof, the fair market value of the stock with respect to which an Incentive Stock Option is exercisable shall be the value of such stock at the time that specific option is granted as provided for in Section 422(d) of the Code.

         (c) The option granted hereunder shall vest in, and become exercisable by Optionee on (Date).

         This option is cumulative, i.e. shares need not be purchased on the date Optionee becomes vested herein. All options terminate 5:00 p.m. Eden Prairie, Minnesota time on (date), or such earlier time as provided in Paragraph 4 hereof in the event Optionee's employment with Grantor is terminated.

         4.       Option Conditioned on Continued Employment.

         (a) If the employment of the Optionee shall be terminated by the Grantor for cause or voluntarily by the Optionee, any option granted to the Optionee hereunder which have not become exercisable shall immediately expire. The term "cause" shall mean any material breach of Optionee of the performance of any of his duties to the Grantor, any willful and material disclosure (other than in the normal pursuit of the business of the Grantor) by Optionee to any person, firm or corporation other than the Grantor, its subsidiaries and its and their directors, officers and employees of any confidential information or trade secret of the Grantor or any of its subsidiaries, any attempt by Optionee to secure any personal profit at the expense of the Grantor or any of its subsidiaries, material failure by the Optionee to devote such time as is necessary to fulfill his usual and customary duties to the affairs of the Grantor and its subsidiaries, and Optionee's conviction of any crime or offense involving money or other property of the Grantor or its subsidiaries or a crime which constitutes a felony in the jurisdiction involved.

         (b) If the Optionee dies (i) while employed by the Grantor or a subsidiary or parent corporation, or (ii) within (3) months after the termination of his employment, such option, subject to the provision of subparagraph (d) of this Paragraph 4, may be exercised by a legatee or legatees of such option under the Optionee's last will or by his personal representatives or distributes at any time within six (6) months after his death.

         (c)      If the Optionee becomes disabled within the definition of
Section 22(e)(3) of the Code while employed by the Grantor or a subsidiary or parent corporation, such option, subject to the provision of subparagraph (d) of this Paragraph 4, may be exercised at any time within six (6) months after his termination of employment due to disability.

                                                     GRANTOR'S
OPTIONEE'S                                           OFFICER'S
INITIALS:                                            INITIALS:
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         (d)      Subject to subparagraph (e) of this Paragraph 4, an option may not be exercised pursuant to this Paragraph 4 except to the extent that the Optionee was entitled to exercise the option or any part thereof, at the time of termination of employment or death, and in any event may not be exercised after the original expiration date of the option.

         (e) In addition, and notwithstanding anything contained herein to the contrary, in the event the Optionee dies during such time as the Optionee is employed by the Company, then fifty percent (50%) of any outstanding Options which have not vested and are not exercisable by the optionee as of the date of death shall be automatically deemed vested and exercisable by the optionee's estate and/or his legatees in accordance with subparagraph (b) of this Paragraph 4.

         5.       Divisibility and Non-Assignability of the Options.

         (a) The Optionee may exercise the options herein granted from time to time during the periods of their respective effectiveness with respect to any whole number of shares included therein, but in no event may an option be exercised as to less than one (100) shares at any one time, except for the remaining shares covered by the option if less than one hundred (100).

         (b) The Optionee may not give, grant, sell, exchange, transfer legal title, pledge, assign or otherwise encumber or dispose of the options herein granted or any interest therein, otherwise than by will or the laws of descent and distribution, and these options, or any of them, shall be exercisable during his lifetime only by the Optionee.

         6.       Stock as Investment.

         By accepting this option, the Optionee agrees for himself, his heirs and legatees that any and all shares purchased hereunder shall be acquired for investment and not for distribution, and upon the issuance of any or all of the shares subject to the option granted hereunder the Optionee, or his heirs or legatees receiving such shares, shall deliver to the Grantor a representation in writing, that such shares are being acquired in good faith for investment and not for distribution. Grantor may place a "stop transfer" order with respect to such shares with its transfer agent and place an appropriate restrictive legend on the stock certificate.

         7.       Restriction on Issuance of Shares.

         The Grantor shall not be required to issue or deliver any certificate for shares of its Common Stock purchased upon the exercise of any option unless
(a) the issuance of such shares has been registered with the Securities and Exchange Commission under the Securities Act of 1933, as amended, or counsel to the Grantor shall have given an option that such registration is not required;
(b) approval, to the extent required, shall have been obtained from any state regulatory body having jurisdiction thereof, and (c) permission for the listing of such shares shall have been given by any national securities exchange on which the Common Stock of the Grantor is at the time of issuance listed.

                                                     GRANTOR'S
OPTIONEE'S                                           OFFICER'S
INITIALS:                                            INITIALS:
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         8.       Notification of Transfer for Tax Purposes.

         In the event Optionee sells any shares of Common Stock received upon the exercise of such option at such time as would cause the sale of such stock to be not deemed the sale of an Incentive Stock Option, Optionee shall notify Grantor as soon as possible thereafter. Anything to the contrary contained herein notwithstanding, the Board of Directors of the Grantor shall have the discretionary authority to take any action necessary or appropriate to prevent these options from being disqualified as "Incentive Stock Options: under the United States income tax laws then in effect. The Company shall be entitled to withhold all amounts required to pay any withholding tax which the Company is required by law to withhold as a result of the exercise of an option granted hereunder and pay over any amount so withheld.

         9.       Effect of Mergers, Consolidations or Sales of Assets.

         (a) In the event that the outstanding shares of Common Stock are changed after the date hereof by reason of recapitalization, reclassification, stock split-up, combination of exchange of shares of Common Stock or the like, or by the issuance of dividends payable in shares of Common Stock, an appropriate adjustment shall be made by the Board of Directors, as determined by the Board of Directors and/or the Committee, in the aggregate number of shares of Common Stock issuable upon exercise of the outstanding Options, and the Option Price per share. In the event of any consolidation or merger of the Company with or into another company, or the conveyance of all or substantially all of the assets of the Company to another company, each then outstanding Option shall upon exercise thereafter entitle the holder thereof to such number of shares of Common Stock or other securities of property to which a holder of shares of Common Stock of the Company would have been entitled to upon such consolidation, merger or conveyance; and in any such case appropriate adjustment, as determined by the Board of Directors of the Company (or successor entity) shall be made as set forth above with respect to any future changes in the capitalization of the Company or its successor entity. In the event of the proposed dissolution or liquidation of the Company, all outstanding Options under the Plan will automatically terminate, unless otherwise provided by the Board of Directors of the Company or any authorized committee thereof.

         (b) Notwithstanding the above, this option may, at the discretion of the Board of Directors of the Grantor and said other corporation, be exchanged for options to purchase shares of capital stock of another corporation which the Grantor, and/or a subsidiary thereof is merged into, consolidated with, or all or a substantial portion of the property or stock of which is acquired by said other corporation or separated or reorganized into. The terms, provisions and benefits to the Optionee of such substituted option(s) shall in all respects be identical to the terms, provisions and benefits of the Optionee under his Option(s) prior to said substitution. To the extend the above may be inconsistent with Sections 424(a)(1) and (2) of the Code, the above shall be deemed interpreted so as to comply therewith.

                                                     GRANTOR'S
OPTIONEE'S                                           OFFICER'S
INITIALS:                                            INITIALS:
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         (c)      Any adjustment in the number of shares of Common Stock shall apply proportionately to only the unexercised portion of the Options granted hereunder. If fractions of shares of Common Stock would result from any such adjustment, the adjustment shall be revised to the next higher whole number of shares of Common Stock, so long as such increase does not result in the holder of the option being deemed to own more than 5% of the total combined voting power or value of all classes of stock of the Grantor or its subsidiaries.

         10.      No Rights in Option Stock

         Optionee shall have no rights as a shareholder in respect of shares as to which the option granted hereunder shall not have been exercised and payment made as herein provided.

         11.      Effect Upon Employment.

         This Agreement does not give the Optionee any right to continued employment by the Grantor.

         12.      Binding Effect.

         Except as herein otherwise expressly provided, this Agreement shall be binding upon and inure to the benefit of the parties hereto, their successors legal representatives and assigns.

         13.      Agreement Subject to Plan.

         Notwithstanding anything contained herein to the contrary, this Agreement is subject to, and shall be construed in accordance with, the terms of the Plan, and in the event of any inconsistency between the terms hereof and the terms of the Plan, the terms of the Plan shall govern.

         14.      Agreement subject to requisite shareholder approval.

         This Agreement is subject to shareholder approval. In the event shareholder approval is not forthcoming the option is null and void.

         15.      Miscellaneous.

         This Agreement shall be construed under the laws of the State of Delaware. Headings have been included herein for convenience of reference only, and shall not be deemed a part of the Agreement.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of
(Date).

STRATASYS, INC.                             ACCEPTED AND AGREED TO:


By:
    ----------------------------            ----------------------
       Its Officer                                 <<EmpName>>

                                            GRANTOR'S
OPTIONEE'S                                  OFFICER'S
INITIALS:                                   INITIALS:
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